UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2018

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024,

Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 334-8534

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01Entry into a Material Definitive Agreement

On December 7, 2018, Allscripts Healthcare, LLC, a North Carolina limited liability company (“Healthcare LLC”) and wholly-owned subsidiary of Allscripts Healthcare Solutions, Inc., a Delaware corporation (“Allscripts”), and Allscripts Next, LLC, a Delaware limited liability company and wholly-owned subsidiary of Healthcare LLC (“Next LLC” and, together with Healthcare LLC, the “Seller”), entered into that certain Unit Purchase Agreement (the “Purchase Agreement”) with ACP Accelerate I LLC, a Delaware limited liability company, ACP Accelerate II LLC, a Delaware limited liability company, TA XII-A, L.P., a Delaware limited partnership, TA XII-B, L.P. a Delaware limited partnership, TA Investors XII L.P., a Delaware limited partnership, GI Netsmart Holdings LLC, a Delaware limited liability company, Pacific Opportunity LP, a Delaware limited partnership, Pacific Opportunity II LP, a Delaware limited partnership, and Bay Opportunities LP, a Delaware limited partnership (collectively, the “Purchasers”), and, solely for the limited purposes set forth therein, Allscripts. Pursuant to, and subject to the terms and conditions of, the Purchase Agreement, the Seller will sell to the Purchasers, severally, all of the Class A Common Units (the “Units”) of Netsmart LLC, a Delaware limited liability (the “Company”), held by it (the “Sale”) in exchange for $566,610,567, plus up to $8,389,433 in the event the Company’s Net Debt Amount is less than the Target Net Debt Amount (each as defined in the Purchase Agreement) as of the end of the day on which the closing of the Sale occurs. Following the consummation of the Sale, which is expected to occur on December 31, 2018, the Seller will no longer have an ownership interest in the Company.

Consummation of the Sale is subject to customary conditions, including: (i)  no order or injunction prohibiting the Sale or pending governmental legal proceedings or action seeking such an order or injunction; (ii) each party’s representations and warranties being true and correct in all material respects (except certain representations and warranties of the Seller concerning the capitalization of the Company, which must be true and correct in all but de minimis respects); (iii) each party having complied with its obligations and covenants under the Purchase Agreement in all material respects; (iv) delivery of resignation letters from the Seller’s designated members of the Company’s board of managers; and (v) no occurrence, and continuation, of a Material Adverse Effect (as defined in the Purchase Agreement) since the execution of the Purchase Agreement. The Purchase Agreement may be terminated by each of Seller and the Purchasers under certain circumstances, including if the Sale is not consummated on or prior to December 31, 2018.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be a complete description and is qualified in its entirety by reference to the terms and conditions of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 1.02Termination of a Material Definitive Agreement.

On April 19, 2016, Healthcare LLC entered into an Amended and Restated Liability Company Agreement of the Company (the “Operating Agreement”) with GI Netsmart Holdings LLC and the other members of the Company. A description of the Operating Agreement was disclosed in our Current Report on Form 8-K filed on April 25, 2016 under Item 1.01.

Upon the consummation of the Sale described in Item 1.01 of this Current Report on Form 8-K, the Operating Agreement shall be amended and restated in its entirety by the Company and the Purchasers, terminating any and all of Allscripts’ and its subsidiaries’ respective rights and obligations under the Operating Agreement, except for certain confidentiality obligations set forth in the Operating Agreement, and terminating all non-competition provisions relating to the Company, Allscripts and their respective subsidiaries set forth in the Operating Agreement. In place of the aforementioned non-competition provisions, Allscripts and the Company have entered into a non-solicit agreement, pursuant to which Allscripts and the Company are prohibited from soliciting certain of each other’s senior management employees for two years from the consummation of the Sale, subject to certain customary exceptions.

Item 7.01Regulation FD Disclosure.

On December 10, 2018, Allscripts issued a press release announcing the transaction described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished pursuant to this Item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits:

Exhibit No.	Description
2.1

Unit Purchase Agreement, dated as of December 7, 2018, by and among Allscripts Healthcare Solutions, Inc., Allscripts Next, LLC, ACP Accelerate I LLC, ACP Accelerate II LLC, TA XII-A, L.P., TA XII-B, L.P., TA Investors XII L.P., GI Netsmart Holdings LLC, Pacific Opportunity LP, Pacific Opportunity II LP, Bay Opportunities LP,  and, solely for the limited purposes set forth therein, Allscripts

99.1	Press Release issued by Allscripts Healthcare Solutions, Inc. on December 10, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.
Date: December 11, 2018.
	By:	/s/ Brian P. Farley
Brian P. Farley Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

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